UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 19, 2011

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	000-50697	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, 22nd Floor, Building East, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On January 19, 2011, Ares Capital Corporation issued a press release announcing that it priced a private offering of $500 million aggregate principal amount of its unsecured 5.75% Convertible Senior Notes due 2016.  Ares Capital Corporation has also granted the initial purchasers an option to purchase up to an additional $75 million aggregate principal amount of the Convertible Senior Notes to cover over-allotments, if any.  Closing is subject to a number of customary closing conditions.  A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Neither the Convertible Senior Notes nor the common stock that may be issued upon conversion thereof will be registered under the Securities Act of 1933. Neither the Convertible Senior Notes nor the common stock that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.

The information disclosed under this Item 8.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit Number	Description

99.1	Press Release, dated as of January 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: January 19, 2011

	By:	/s/ Penni F. Roll
	Name:	Penni F. Roll
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated as of January 19, 2011.